Exhibit 99.1

February 19, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Schedules 2015 Annual Meeting of Shareholders;
Sets Record Date

TULSA, Okla. – Feb. 19, 2015 – ONEOK, Inc. (NYSE: OKE) will hold its 2015 annual meeting of shareholders on May 20, 2015, at 9 a.m. Central Daylight Time. The meeting also will be audio webcast on ONEOK’s website, www.oneok.com.

The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 23, 2015.

What:	ONEOK, Inc. 2015 Annual Meeting of Shareholders

When:	9 a.m. CDT, May 20, 2015

Where:	ONEOK Plaza, 100 West 5th Street, Tulsa, Okla.

How:	Log on to the webcast at www.oneok.com

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Sept. 30, 2014, owns 38.3 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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